UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2025 (January 30, 2025)

Aclarion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41358	47-3324725
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8181 Arista Place, Suite 100
Broomfield, Colorado	80021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 275-2266

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common Stock	ACON	Nasdaq Stock Market
Common Stock Warrants	ACONW	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 30, 2025, Aclarion, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein. Pursuant to the terms of the Purchase Agreement, the Company agreed to sell, in a registered direct offering (the “Offering”), an aggregate of 506,803 shares (the “Shares”) of its common stock, par value $0.00001 per share, at a price per share of $9.25.

The aggregate gross proceeds to the Company from the Offering are expected to be approximately $4.7 million, before deducting the placement agent fees and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering to fund market development and clinical evidence, product development and quality, and general and administration support, and other general corporate purposes.

The Offering is being made pursuant to an effective registration statement on Form S-3 (Registration Statement No. 333-281999), as previously filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2024 and declared effective by the SEC on September 23, 2024 (the “Registration Statement”). A prospectus supplement to the Registration Statement was filed with the SEC on January 31, 2025. The Offering is expected to close on or about January 31, 2025, subject to the satisfaction of customary closing conditions.

In connection with the Offering, the Company entered into a Placement Agency Agreement (the “Placement Agency Agreement”) with Dawson James Securities, Inc. (the “Placement Agent”), as the exclusive placement agent for the Offering. As compensation to the Placement Agent, the Company paid the Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the Offering and reimbursed certain expenses of the Placement Agent.

The foregoing summaries of the Purchase Agreement and the Placement Agency Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The legal opinion of Carroll Legal LLC relating to the Shares is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On January 30, 2025, the Company issued a press release announcing the pricing of the Offering, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated herein by reference.

The information contained in this Current Report on Form 8-K under Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K under Item 7.01, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or any filing under the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed or furnished, as applicable, with this Current Report on Form 8-K:

Exhibit Number	Description
5.1*	Opinion of Carroll Legal LLC.
10.1*	Form of Securities Purchase Agreement, dated January 30, 2025.
10.2*	Placement Agency Agreement, dated January 30, 2025, by and between the Company and Dawson James Securities, Inc.
23.1*	Consent of Carroll Legal LLC (included in Exhibit 5.1).
99.1**	Press Release, dated January 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

** Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACLARION, INC.

January 31, 2025	By:	/s/ John Lorbiecki
	Name:	John Lorbiecki
	Title:	Chief Financial Officer

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